Exhibit 10.1

AMENDMENT NO. 1 TO RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 TO RIGHTS AGREEMENT (the “Amendment”), dated as of the 22nd day of May, 2007, by and between THE STRIDE RITE COMPANY, a Massachusetts Company (the “Company”), and COMPUTERSHARE TRUST COMPANY, N.A., a national banking association (the “Rights Agent”) to the Rights Agreement, dated as of March 13, 2007 (the “Rights Agreement”); all capitalized terms not defined herein shall have the meanings ascribed to such terms in the Rights Agreement.

WHEREAS, the Company proposes to enter into an Agreement and Plan of Merger, dated as of May 22] 2007 (as amended, supplemented, modified or replaced from time to time, the “Merger Agreement”), by and among the Company, Poseidon Inc. a Delaware Company (“Parent”), and San Jose Acquisition Corp., a Massachusetts Company and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which the Merger Sub will merge with and into the Company (the “Merger”);

WHEREAS, the Board of Directors of the Company has determined that the Merger Agreement and the terms and conditions set forth therein and the transactions contemplated thereby, including, without limitation, the Merger, are advisable and fair to and in the best interests of the Company’s stockholders;

WHEREAS, the Board of Directors of the Company has determined, in connection with its contemplation of the Merger Agreement, that it is necessary and desirable to amend the Rights Agreement to exempt the Merger Agreement and the transactions contemplated thereby, including, without limitation, the Merger, from the application of the Rights Agreement as set forth in this Amendment;

WHEREAS, Section 27 of the Rights Agreement provides that prior to the occurrence of a Section 11(a)(ii) Event, the Company may and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Common Stock of the Company; and

WHEREAS, Section 27 of the Rights Agreement provides that the Rights Agent shall execute this Amendment upon delivery of a certificate from an appropriate officer of the Company which states that this Amendment is in compliance with the terms of Section 27 of the Rights Agreement (the “Officer’s Certificate”); and

WHEREAS, the Officer’s Certificate has been delivered to the Rights Agent and, pursuant to Section 27, the Company has directed that the Rights Agreement should be amended as set forth in this Amendment.

NOW THEREFORE, in consideration of the foregoing premises and mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Rights Agent hereby agree as follows:

1. Amendment to Section 1(a). Section 1(a) of the Rights Agreement is hereby amended and supplemented by adding the following sentence to the end thereof:

“In addition, notwithstanding anything to the contrary provided in this Agreement, neither Poseidon Inc. a Delaware Company (“Parent”), nor San Jose Acquisition Corp., a Massachusetts Company and a wholly-owned subsidiary of Parent (“Merger Sub”), nor any of Parent’s, or Merger Sub’s Affiliates shall become or be deemed to be an Acquiring Person (as defined herein) as a result of (i) the approval, execution, delivery or performance of the Agreement and Plan of Merger, dated as of May 22, 2007, among Parent, Merger Sub and the Company (as amended, supplemented, modified or replaced from time to time, the “Merger Agreement”), (ii) the consummation of the Merger (as defined in the Merger Agreement), (iii) the consummation of any other transaction contemplated in the Merger Agreement, including the exchange of common stock of the Company for cash, or (iv) the public announcement of any of the foregoing.”

2. Amendment to Section 1(d). Section 1(d) of the Rights Agreement is hereby amended and supplemented by adding the following sentence to the end thereof:

“In addition, notwithstanding anything to the contrary provided in this Agreement, neither Parent nor Merger Sub, nor any of Parent’s, or Merger Sub’s Affiliates shall become or be deemed to be a Beneficial Owner (as defined herein) of, nor shall they be deemed to Beneficially Own (as defined herein) and have Beneficial Ownership (as defined herein) of, any securities, as a result of (i) the approval, execution, delivery or performance of the Merger Agreement, (ii) the consummation of the Merger (as defined in the Merger Agreement), (iii) the consummation of any other transaction contemplated in the Merger Agreement, including the exchange of common stock of the Company for cash, or (iv) the public announcement of any of the foregoing.”

3. Amendment to Section 1(gg). Section 1(gg) of the Rights Agreement is hereby amended and supplemented by adding the following sentence to the end thereof:

“Notwithstanding anything to the contrary provided in this Agreement, a Stock Acquisition Date shall not occur or be deemed to have occurred as a result of (i) the approval, execution, delivery or performance of the Merger Agreement, (ii) the consummation of the Merger, (iii) the consummation of any other transaction contemplated in the Merger Agreement, including the exchange of common stock of the Company for cash pursuant to the Merger Agreement, or (iv) the public announcement of any of the foregoing.”

4. Amendment to Section 3(a). Section 3(a) of the Rights Agreement is hereby amended and supplemented by adding the following proviso to the end of the last sentence thereof:

“; provided that notwithstanding anything to the contrary provided in this Agreement, a Distribution Date shall not occur or be deemed to have occurred as a result of (i) the approval, execution, delivery or performance of the Merger Agreement, (ii) the consummation of the Merger, (iii) the consummation of any other transaction contemplated in the Merger Agreement, including the exchange of common stock of the Company for common stock of the Parent thereunder pursuant to the Merger Agreement, or (iv) the public announcement of any of the foregoing.”

5. Amendment to Section 3. Section 3 of the Rights Agreement is hereby further amended and supplemented by adding the following sentence at the end thereof as a new Section 3(d):

“Nothing in this Rights Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedies or claims under this Rights Agreement by virtue of (i) the approval, execution, delivery or performance of the Merger Agreement, (ii) the consummation of the Merger, (iii) the consummation of any other transaction contemplated in the Merger Agreement, or (iv) the public announcement of any of the foregoing.”

6. Amendment to Section 7(a). Section 7(a) of the Rights Agreement is hereby amended and supplemented by deleting “(i) the Close of Business on the tenth anniversary of the Record Date (the “Final Expiration Date”)” and replacing it with the following: “(i) the earlier of (x) the Close of Business on the tenth anniversary of the Record Date and (y) immediately prior to the Effective Time (as defined in the Merger Agreement) (such earlier date, the “Final Expiration Date”).”

7. Amendment to Section 11(n). The first phrase of Section 11(n) of the Rights Agreement is hereby amended to read as follows:

“The Company covenants and agrees that, except for the Merger (as defined in the Merger Agreement) and the other transactions contemplated by the Merger Agreement, it shall not, at any time after the Distribution Date and so long as the Rights have not been redeemed pursuant to Section 23 hereof or exchanged pursuant to Section 24 hereof, (i) consolidate with (other than a Subsidiary of the Company in a transaction that complies with the proviso at the end of this sentence), (ii) merge with or into, or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction or a series of related transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries taken as a whole, to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with the proviso at the end of this sentence) if …”

8. Amendment to Section 13(b). Section 13(b) of the Rights Agreement is hereby amended and supplemented by adding the following sentence to the end thereof:

“In addition, notwithstanding anything to the contrary provided in this Agreement, neither Parent not Merger Sub, nor any of Parent’s, or Merger Sub’s Affiliates shall become or be deemed to be a Principal Party (as defined herein) as a result of (i) the approval, execution, delivery or performance of the Merger Agreement, (ii) the consummation of the Merger (as defined in the Merger Agreement), (iii) the consummation of any other transaction contemplated in the Merger Agreement, including the exchange of common stock of the Company for cash, or (iv) the public announcement of any of the foregoing.”

9. Effective Date. This Amendment shall be deemed effective as of the date first written above, as if executed on such date.

10. Governing Law. This Amendment, each Right and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the Commonwealth of Massachusetts and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and to be performed entirely within such State. The courts of the Commonwealth of Massachusetts and of the United States of America located in the Commonwealth of Massachusetts (the “Massachusetts Courts”) shall have exclusive jurisdiction over any litigation arising out of or relating to this Amendment and the transactions contemplated hereby, and any Person commencing or otherwise involved in any such litigation shall waive any objection to the laying of venue of such litigation in the Massachusetts Courts and shall not plead or claim in any Massachusetts Court that such litigation brought therein has been brought in an inconvenient forum.

11. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Amendment to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from the Amendment would adversely affect the purpose or effect of the Amendment, the right of redemption set forth in Section 23 of the Rights Agreement shall be reinstated and shall not expire until the Close of Business on the tenth day following the date of such determination by the Board of Directors; provided, however, any such action shall in no way affect those covenants set forth in Section 7.13(a) of the Merger Agreement.

12. Notice. The Rights Agent and the Company hereby waive any notice requirement with respect to each other under the Rights Agreement, if any, pertaining to the matters covered by this Amendment.

13. No Other Effect. Except as expressly set forth herein, the Rights Agreement shall not by implication or otherwise be supplemented or amended by virtue of this Amendment, but shall remain in full force and effect, as amended hereby.

14. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

THE STRIDE RITE COMPANY

By	/s/ CHARLES W. REDEPENNING
Name:	Charles W. Redepenning
Title:	General Counsel and Secretary

COMPUTERSHARE TRUST COMPANY, N.A.

By	/s/ DENNIS V. MOCCIA
Name:	Dennis V. Moccia
Title:	Managing Director

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